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                                                                    EXHIBIT 23.3

                           CONSENT OF LEHMAN BROTHERS

      We hereby consent to the use of our opinion letter dated February 15, 2004 to the Board of Directors of GreenPoint Financial Corp. attached as Appendix C to North Fork Bancorporation, Inc.'s Joint Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Prospectus on the outside front cover page and under the headings "Summary of the Merger - Opinion of GreenPoint's Financial Advisors," "The Merger - Background of the Merger," "The Merger - GreenPoint's Reasons for the Merger; Recommendation of the Merger by the GreenPoint Board of Directors" and "The Merger - Opinion of GreenPoint's Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Securities Act") and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                            LEHMAN BROTHERS INC.



                                            By:  /s/ Frank S. Cicero
                                                 -------------------------------
                                                     Frank S. Cicero
                                                     Senior Vice President

New York, New York
June 29, 2004